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                                                                    EXHIBIT 10.1

                          PACIFIC GULF PROPERTIES INC.

                     1999 LONG TERM STOCK COMPENSATION PLAN

I.       ESTABLISHMENT, PURPOSE AND DURATION.

         1.1 There is hereby adopted the 1999 Long Term Stock Compensation Plan (the "PLAN") of Pacific Gulf Properties Inc. (the "COMPANY"). THE GRANT OF OPTIONS UNDER THE PLAN IS CONDITIONED ON APPROVAL OF THE PLAN BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF VOTING STOCK OF THE COMPANY, VOTING IN PERSON OR BY PROXY AT A STOCKHOLDERS' MEETING DULY HELD WITHIN 12 MONTHS OF ITS ADOPTION. No option granted hereunder shall be exercisable unless and until the Plan has been so approved. Capitalized terms are defined in Article VIII.

         1.2 The purpose of the Plan is to provide incentives for the Company's executives to improve the long term performance of the Company.

         1.3 This Plan is intended to be in addition to, and not in substitution of, any other stock option or incentive plan of the Company.

         1.4 Each option granted under the Plan may be either an option intended to be an Incentive Stock Option or an option not so intended, as specified in the applicable Option Agreement. No participant may be granted options to purchase more than two hundred fifty thousand (250,000) shares in any year.

         1.5 The period covered by the Plan is July 1, 1999 through December 31, 2001 (the "PLAN PERIOD").

II.      ADMINISTRATION OF THE PLAN.

         2.1 Subject to any contrary decision of the Board of Directors (the "BOARD"), the Plan shall be administered by the Compensation Committee of the Board (the "COMMITTEE"). The Committee shall consist solely of two or more Non-Employee and Outside directors. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee.

         2.2 Subject to the terms and conditions and within the limitations of the Plan, the Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan and to construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all holders of options.

         2.3 The Board may determine which key employees of the Company or of any affiliate should be granted options under the Plan, the terms thereof (to the extent not specified in the Plan), the

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number of shares subject to such option or options, and the time or times at which options should be granted; provided, however, that no options shall be granted after December 31, 1999. The Board shall have the authority to grant options under the Plan.

         2.4 Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under the Plan.

         2.5 In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely on the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such determination made, or action or inaction undertaken, in good faith.

         2.6 In lieu of the foregoing, if the Board, in its discretion, so determines, the Plan shall be solely administered by the Board. In such a case, the term "Committee" when used in this Plan and in any option agreement shall refer to the Board and the Board shall have the authority to perform any and all actions that the Committee is authorized to perform including, without limitation, the authority to act on all matters concerning the Plan and its administration.

III.     STOCK SUBJECT TO THE PLAN.

         Subject to the provisions of Section 5.12, the maximum number and kind of shares of stock as to which options may be granted under the Plan are eight hundred forty-five thousand (845,000) shares of Common Stock, par value $.01 per share ("COMMON STOCK"), of the Company. As the Committee may determine from time to time, the shares subject to options may consist either in whole or in part of authorized but unissued shares, or authorized and issued shares reacquired by the Company and held in its treasury.

IV.      ELIGIBILITY AND EXERCISE.

         4.1 Eligibility for Grant. Options may be granted to such officers of the Company or its affiliates as the Board, in its discretion, shall designate. Members of the Board of Directors of the Company or of an affiliate who are not officers of the Company or of any affiliate may not participate in the Plan.

         4.2 Options Available for Exercise. Only vested options may be exercised, and a vested option may only be exercised prior to its expiration.

V.       TERMS AND CONDITIONS OF OPTIONS.

         5.1 Option Agreement. Each option granted pursuant to the Plan shall be evidenced by a written stock option agreement ("OPTION AGREEMENTS") executed by the Company and the person to whom such option is granted. Such Option Agreements shall be in such form, not inconsistent with the Plan, as the Committee shall from time to time determine in its discretion, provided that such agreements shall comply with and be subject to the terms and conditions of this Plan.

         5.2 Option Term. Subject to Section 5.4, the term of each option shall be for such period of time, not more than ten (10) years from the date it is granted, as the Committee may determine in its

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discretion. Notwithstanding anything to the contrary herein contained, no option, or any portion thereof, shall be exercised later than the date of expiration of the option term.

         5.3 Option Price. Subject to Section 5.4, the purchase price to be paid upon exercise of each option shall be determined by the Committee in its discretion, but such price shall not be less than 100% of the Fair Market Value of the shares subject to such option on the date the option is granted.

         5.4 Incentive Stock Options. Any options granted under the Plan and intended to be Incentive Stock Options shall be subject to the following provisions:

             (a) An option may be granted to any person who, at the time the option is granted, owns stock (as determined in accordance with the Code provisions relating to Incentive Stock Options) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an affiliate (a "10% SHAREHOLDER") only if, at the time the option is granted, the option price is at least 110% of the Fair Market Value of the stock subject to the option and the option, by its terms, is not exercisable after the expiration of five years from the date such option is granted.

             (b) To the extent that the aggregate "fair market value" of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as nonqualified stock options. For this purpose, the "fair market value" of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

             (c) There shall be imposed in any Option Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the option be an "incentive stock option" as that term is defined in Section 422 of the Code.

         5.5 Manner of Exercise. Any exercisable Award shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 5.6.

         5.6 Payment of Exercise Price. The purchase price of any shares purchased on exercise of an option shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Company;
(iii) if authorized by the Committee or specified in the applicable Option Agreement, in cash in an amount equal to the par value of the shares being purchased, and, in the form of a promissory note (consistent with the requirements of Section 5.7) of the Participant in an amount equal to the difference between said cash amount and the purchase price of such shares; (iv) by notice and third party payment in such manner as may be authorized by the Committee; (v) by the delivery of shares of Common Stock of the Company already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an option by delivering such shares; or (vi) if authorized by the Committee or specified in the applicable Option Agreement, by reduction in the number of shares of Common Stock otherwise deliverable upon exercise by that number of shares


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that have a then Fair Market Value equal to such purchase price. Previously owned shares of Common Stock used to satisfy the exercise price of an option under clauses (v) and (vi) shall be valued at their Fair Market Value on the date of exercise.

         5.7 Acceptance of Notes to Finance Exercise. The Company may, with the Committee's approval, accept one or more notes from any Participant in connection with the exercise or receipt of any outstanding Award, provided that any such note shall be subject to the following terms and conditions:

             (a) The principal of the note shall not exceed the amount required to be paid to the Company upon the exercise of options under the Plan and the note shall be delivered directly to the Company in consideration of such exercise.

             (b) The note shall be repaid over a period of time not to exceed five (5) years, with annual installments of at least 10% of principal during the first four (4) years and a balloon payment of the remaining principal amount at the end of the fifth (5th) year; provided, however, that the Company may demand any payment, in addition to such installments, as may be required for the note to remain in compliance with any applicable federal or state regulation.

             (c) The note shall provide for full recourse to the Participant and shall bear interest at a rate equal to the then-prevailing yield to maturity on U.S. Treasury obligations having a maturity that most closely matches the maturity date of such note; provided, however, that in no event shall the interest rate charged be less than the applicable imputed interest rate specified by the Code.

             (d) Except as otherwise provided by the Committee, if the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of shares securing such note would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the Participant subsequent to such termination.

             (e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

             (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

         5.8 Effect of Termination of Employment, Death or Total Disability. A Participant's options and all of such Participant's rights under this Plan, to the extent not exercised, shall terminate and become null and void at such time as the Participant ceases to be employed by either the Company or any Subsidiary. Notwithstanding the preceding, if the Participant's employment is not terminated for Cause, the Participant (or, in the event of the Participant's death, his or her Beneficiary) may exercise any option within any applicable period specified in clauses (i), (ii), or (iii) below to the extent the option was vested and exercisable at the date of the Participant's termination of employment (for any reason other than termination for Cause), either by its terms or pursuant to a determination by the Committee (within a reasonable period after such termination) to accelerate vesting, as follows:


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                  (i) if the Participant terminates employment by reason of
         voluntary resignation, the Participant may exercise vested options at any time within a period of three (3) months after such termination;

                  (ii) if the Participant terminates employment by reason of Total Disability or voluntary Retirement, the Participant may exercise vested options at any time within a period of thirty-six (36) months after such termination;

                  (iii) if the Participant dies while in the employ of the Company or any Subsidiary, or during the period referred to in clause
         (a) or (b) of this Section 5.8, then vested options may be exercised by the Participant's Beneficiary within a period of thirty-six (36) months after the Participant's date of death;

provided, however, that in no event may an option be exercised by anyone after the date of its expiration. If a Participant is employed by an entity that ceases to be a Subsidiary, such event shall be deemed for purposes of this
Section 5.8 to be a termination of employment described in clause (i) above in respect of that Participant. Absence from work caused by military service or authorized sick leave shall not be considered as a termination of employment for purposes of this Section. Notwithstanding the preceding, in the event that all or a portion of an option is exercised after the periods permitted by or pursuant to Section 422 of the Code regarding incentive stock options, the portion of the option that is then exercised shall be treated as a nonqualified stock option.

         5.9 No Transferability. Options may be exercised only by, and shares issuable pursuant to an option shall be issued only to (or registered only in the name of), the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Total Disability, the Participant's Personal Representative, if any, or if there is none, the Participant, or (to the extent permitted by applicable law and Rule 16b-3) to a third party pursuant to such conditions and procedures as the Committee may establish. Other than by will or the laws of descent and distribution or pursuant to a QDRO or other exception to transfer restrictions under Rule 16b-3 (except to the extent not permitted in the case of an Incentive Stock Option), no right or benefit under this Plan or any option shall be transferable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Company) and any such attempted action shall be void. The Company shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such cash or shares of Common Stock in accordance with the provisions of this Plan. The designation of a Beneficiary hereunder shall not constitute a transfer for these purposes.

         5.10 Holding of Stock by Option Holder. At the discretion of the Committee, any Option Agreement may provide that the Participant shall, by accepting such option, represent and agree that all shares of stock purchased upon exercise of the option will be acquired and held in accordance with the restrictions of the Securities Act and shall not be further transferred except as permitted by the Securities Act and the rules and regulations of the Commission thereunder, that the Company may instruct its transfer agent to restrict further transfer of said stock in its records except upon receipt of satisfactory evidence that such restrictions have been satisfied, that upon each exercise of any portion of an option the certificates evidencing said stock shall bear an appropriate legend on the face thereof evidencing such restrictions, and that the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired subject to such restrictions.


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         5.11 Restrictions on Transfer of Stock. The transfer of stock received pursuant to the exercise of an option granted under the Plan is prohibited unless such transfer is exempt from registration under the Securities Act, or unless a registration statement covering such transfer is in effect at the time the transfer is to occur. The certificates evidencing said stock shall bear an appropriate legend on the face thereof evidencing such restrictions.

         5.12 Adjustment Provisions. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon proper authorization by the Board of Directors, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or other securities as to which options may be granted under the Plan and the number or kind of shares or other securities as to which the unexercised portions of any options that shall have been granted prior to such change shall be exercisable. Any such adjustments in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of any option, but with corresponding adjustment in the purchase price for each share or other unit of any security covered by the option. Any such changes shall be made solely in order to preserve, but not increase, the benefits of the holders of any options granted under the Plan. No adjustment shall be made to the number of shares of Common Stock that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options, and no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to any option that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code by causing such compensation not to so qualify as performance based compensation.

VI.      TYPES OF OPTION GRANTS AND VESTING.

         6.1 Types of Option Grants. Each grant of options under the Plan shall, at the discretion of the Committee, be comprised of one or both of the following components:

             (a) FIXED OPTION GRANT - a fixed number of options that vest over the period covered by the Plan; and

             (b) VARIABLE OPTION GRANT - a variable number of options that vest at the end of the period covered by the Plan, subject to the Company's achievement of certain performance measures during the Plan Period.

         6.2 Fixed Option Grant. The Fixed Option Grant shall consist of a fixed number of options that will vest over the Plan Period. One-third of the number of Fixed Options granted to each Participant shall vest at the end of each of years 1999 through 2001 without regard to the financial performance of the Company.

         6.3 Variable Option Grant; Cliff Vesting. The number of options, if any, that will vest under the Variable Option Grant shall be variable in amount, depending on the Company's satisfaction of specified Performance Criteria over the Plan Period. The determination of the Company's satisfaction of the Performance Criteria, and therefore the determination of the number of options, if any, that will vest under the Variable Option Grant, shall be made by the Committee only after


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December 31, 2001 (i.e., these options will only vest if target criteria are met at that date, and there will be no periodic vesting).

         6.4 Variable Option Grant Performance Criteria. The vesting of options under the Variable Option Grant shall be based on two separate and independent performance criteria components ("PERFORMANCE CRITERIA"):

             (a) The average percentage growth rate in the Company's funds from operations per share (as defined in Section 6.6(b), "FFO PER SHARE"); and

             (b) TOTAL SHAREHOLDER RETURN (as defined in Section 6.7(a)), calculated based on dividends paid and stock price change.

         6.5 Allocation of Variable Option Grant. Of the total number of options available to each Participant in the Variable Option Grant,

             (a) The vesting of 65% of those options will be based on the growth in FFO per Share; and

             (b) The vesting of the remaining 35% of those options will be based on the Total Shareholder Return.

Depending on the Company's performance during the Plan Period on each of the two Performance Criteria, it is possible for Participants to vest in either all or some portion of the Variable Option Grant or none of such options (if the Company's performance falls below the minimums for both performance criteria). It is also possible for Participants to vest in the options allocated to the FFO per Share component and not vest in the options allocated to Total Shareholder Return, and vice versa.

         6.6 Vesting of FFO Per Share Component.

             (a) During the Plan Period, the targeted average FFO per Share percentage growth rate is 10%. The average percentage growth rate of FFO per share will be calculated by averaging the following: (a) the percentage increase in FFO per Share for the six months ending December 31, 1999 compared to that for the six months ended December 31, 1998; (b) the percentage increase in FFO per Share for the year 2000 compared to that for 1999; and (c) the percentage increase in FFO per Share for the year 2001 compared to that for 2000. The three percentages will then be averaged (without weighting) to determine the average FFO per Share percentage growth rate during the Plan Period.

             (b) FFO PER SHARE will be calculated (using the definition of the National Association of Real Estate Investment Trusts as in effect at August 31,
1999) on a fully diluted basis (i.e., assuming conversion of all of the Company's convertible subordinated debentures and preferred stock, but excluding the conversion of limited partnership units until they are actually converted).

             (c) Individuals receiving the Variable Option Grant will be eligible for vesting of the following portions of the options attributable to the FFO per Share component depending on the Company's average FFO per Share percentage growth rate over the Plan Period. Four different vesting levels apply as described below:


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
===========================================================================================================================
                                                                                 THEN THE EXECUTIVE WILL BE VESTED WITH THE
                                          IF THE COMPANY ACHIEVES AN AVERAGE     FOLLOWING PERCENTAGE OF THE TOTAL NUMBER OF
                                           FFO PER SHARE PERCENTAGE GROWTH         OPTIONS ALLOCATED TO THE FFO PER SHARE
                 LEVEL                      RATE OVER THE PLAN PERIOD OF:                        COMPONENT:
---------------------------------------------------------------------------------------------------------------------------
1.  MINIMUM - (Also, the Company's              AT LEAST 8% UP TO 10%                               75%
    average FFO growth rate must at
    least equal the average for the
    Company's peer group*)
---------------------------------------------------------------------------------------------------------------------------

2.  TARGET                                      AT LEAST 10% UP TO 11%                              100%
---------------------------------------------------------------------------------------------------------------------------

3.  TARGET PLUS                                 AT LEAST 11% UP TO 13%                              120%
---------------------------------------------------------------------------------------------------------------------------

4.  MAXIMUM                                          AT LEAST 13%                                   150%
===========================================================================================================================

         6.7 Vesting of Total Shareholder Return Component.

             (a) During the Plan Period, the targeted average Total Shareholder Return percentage is 18%. The TOTAL SHAREHOLDER RETURN for a given period during the Plan Period will be measured by:

             o    Adding:

                  o the dividends per share paid in respect of that period (attributing dividends to the fiscal quarter immediately preceding their payment and annualizing dividends paid in respect of a partial year), plus

                  o the increase or decrease (expressed as a negative number) (in each case measured in dollars and cents) in the Average Fair Market Value per share of Common Stock as of the last day of that period from the Average Fair Market Value per share of Common Stock as of the last day of the preceding year, except that the change in the Average Fair Market Value per share of Common Stock as of the last day of 1999 shall be measured against $19.78 per share;

             o Then dividing that sum by the Average Fair Market Value per share of Common Stock as of the last day of the preceding year, except that, for the calculation of Total Shareholder Return for the six months ending December 31, 1999, the foregoing sum shall be divided by $19.78 per share.

--------------------

  * The Board shall, in its sole discretion, select the companies comprising the Company's peer group and the measurement data concerning such peers to be used in making such comparison. Notwithstanding the fact that the Plan commences as of July 1, 1999, in calculating the average FFO per share percentage growth rate of each peer, the following percentage growth rates of such peer will be averaged: (i) the percentage increase in FFO per share for the full year 1999 compared to that for full year 1998; (ii) the percentage increase for the full year 2000 compared to full year 1999; and
     (iii) the percentage increase for the full year 2001 compared to full year 2000.


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

             (b) Individuals receiving the Variable Option Grant will be eligible for vesting of the following portions of the options attributable to the Total Shareholder Return component depending on the Company's average Total Shareholder Return percentage over the Plan Period. Four different vesting levels apply as described below:


=============================================================================================================================
                                                                                   THEN THE EXECUTIVE WILL BE VESTED WITH THE
                                                                                               FOLLOWING PERCENTAGE
                                                IF THE COMPANY ACHIEVES AN                OF THE TOTAL NUMBER OF OPTIONS
                                             AVERAGE TOTAL SHAREHOLDER RETURN           ALLOCATED TO THE TOTAL SHAREHOLDER
                   LEVEL                              PERCENTAGE OF:                             RETURN COMPONENT:
-----------------------------------------------------------------------------------------------------------------------------
1.   MINIMUM - (Also, the Company's average        AT LEAST 16% UP TO 18%                             75%
     Total Shareholder Return percentage
     must at least equal the average for
     the Company's peer group*)
-----------------------------------------------------------------------------------------------------------------------------

2.  TARGET                                         AT LEAST 18% UP TO 20%                             100%
-----------------------------------------------------------------------------------------------------------------------------

3.  TARGET PLUS                                    AT LEAST 20% UP TO 23%                             120%
-----------------------------------------------------------------------------------------------------------------------------

4.  MAXIMUM                                             AT LEAST 23%                                  150%
=============================================================================================================================

         6.8 Fixed Option Grant Vesting Upon Termination of Employment After a Change of Control.

             (a) If, within twenty-four months (24) following a CHANGE OF CONTROL (as defined in Appendix A hereto), a Participant's employment with the Company shall be terminated (i) by such Participant for Good Reason or (ii) for reasons other than (x) such Participant's death or Total Disability or (y) the Company's termination of such employment for Cause, then such Participant's unvested options in the Fixed Option Grant component of this Plan shall immediately vest upon such termination of employment.

-----------
  * The Board shall, in its sole discretion, select the companies comprising the Company's peer group and the measurement data concerning such peers to be used in making such comparison. Notwithstanding the fact that the Plan commences as of July 1, 1999, in calculating the average Total Shareholder Return of each peer, such peer's full year 1999 dividend data shall be utilized and the 1999 data shall be compared against the Average Fair Market Value per share of such peer's common stock as of the last day of 1998, and the calculations for 2000 and 2001 shall be in the same manner as that for the Company.


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             (b) If a Participant's employment with the Company shall be terminated other than under the circumstances described in Section 6.8(a), then no further vesting of such Participant's options shall occur under the Fixed Option Grant from and after the date of termination of such employment.

         6.9 Variable Option Grant Vesting Upon a Change of Control. Upon a Change of Control, the Variable Option Grant component of this Plan will be subject to the following vesting provisions. Upon a Change of Control, the Plan Period will terminate in respect of the Variable Option Grant, and the performance levels under the Variable Option Grant component of the Plan will be determined at that time based on the shortened Plan Period as follows. Any vesting of options under the Variable Option Grant component of the Plan pursuant to the following calculations shall occur on the date of the Change of Control.

             (a) Change of Control Before March 31. If the Change of Control occurs on or before March 31 of a year during the Plan Period, the Plan Period will be deemed to have terminated as of the immediately preceding December 31. The average growth rate in FFO per Share and the average Total Shareholder Return calculations shall be made over the shortened Plan Period, and the full number of options allocated to each Participant under the Variable Option Grant component will be available for vesting on the Change of Control date based on the same minimum, target, target plus and maximum performance levels as specified in Sections 6.6 and 6.7.

             (b) Change of Control After March 31. If the Change of Control occurs after March 31 of a year during the Plan Period:

              o The FFO per Share calculation for the year in which the Change of Control occurs ("SHORTENED FINAL YEAR") will be made through the end of the most recently completed quarter prior to the Change of Control, and the percentage growth rate for the Shortened Final Year will be based on a comparison to the comparable period of the prior year. The average FFO per Share percentage growth rate over the entire shortened Plan Period will be calculated by averaging the percentage increase in FFO per Share for all prior periods and for the Shortened Final Year without weighting.

              o The Total Shareholder Return calculation for the Shortened Final Year will be made using the Average Fair Market Value per share of Common Stock as of the day preceding the date of the Change of Control and using an annualized amount of dividends per share based on the most recently declared dividend per share; then comparing the result for the Shortened Final Year to the Average Fair Market Value per share of Common Stock that would have been used for a comparison if the Shortened Final Year had been a full year. The average Total Shareholder Return over the entire shortened Plan Period will be calculated by averaging the Total Shareholder Return for all prior periods and for the Shortened Final Year without weighting.

The full number of options allocated to each Participant under the Variable Option Grant component will be available for vesting on the Change of Control date based on the same minimum, target, target plus and maximum performance levels as specified in Sections 6.6 and 6.7.

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

         6.10 Death or Total Disability. In the event of the death or Total Disability of a Participant, (a) no further vesting of such Participant's options shall occur under the Fixed Option Grant from and after the date of such Participant's death or Total Disability, and (b) the vesting of such Participant's options shall occur under the Variable Option Grant in the same manner as if a Change of Control had occurred on the date of such Participant's death or Total Disability.

VII.     OTHER PROVISIONS.

         7.1 Rights of Participants and Beneficiaries.

             (a) Employment Status. Status as an employee of the Company shall not be construed as a commitment that any option will be granted under this Plan to such employee.

             (b) No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Option Agreement) shall (i) confer upon any employee or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, or (ii) interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

             (c) No Fiduciary Relationship. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan, shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person.

         7.2 Compliance with Laws. This Plan, the granting and vesting of options under this Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

         7.3 Tax Withholding.

             (a) Shares or Cash. Upon any exercise, vesting, or payment in respect of any option, the Company shall have the right at its option to require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes that the Company may be required to withhold with respect to such transaction. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may grant (either at the time of the option grant or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

             (b) Tax Loans. The Committee may, in its discretion, authorize a loan to a Participant in the amount of any taxes that the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in Section 7.3(a). Such a loan shall be on the terms set forth in Section 5.7.

         7.4 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

         7.5 Effective Date of the Plan. This Plan shall be effective as of July 1, 1999, subject to shareholder approval.

         7.6 Governing Law; Construction; Severability.

             (a) Governing Law. This Plan, the options, all Option Agreements and all other related documents shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and performed within such State, except as such laws may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant California law.

             (b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

             (c) Plan Construction. It is the intent of the Company that this Plan and options hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any option or any prior action by the Committee would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

         7.7 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         7.8 Effect of Change of Subsidiary Status. For purposes of this Plan and any option hereunder, if an entity ceases to be a Subsidiary, a termination of employment shall be deemed to have occurred with respect to each employee of such Subsidiary who does not continue as an employee of another entity within the Company.

         7.9 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant options or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

VIII.    DEFINITIONS.

         8.1 Definitions.

         "Average Fair Market Value," as of any date, shall mean the average of the per share closing prices of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on the twenty (20) consecutive trading days preceding and including such date; provided, however, if the stock is not listed or admitted to trade on a national securities exchange, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for Plan purposes

         "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified in the Option Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

         "Board" shall mean the Board of Directors of the Company.

         "Cause"

             (a) For purposes of this Agreement, except as set forth in paragraph (b) below, a termination of a Participant's employment is for "Cause" if such Participant has been convicted of a felony involving moral turpitude or the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board that the Participant (i) intentionally and continually failed substantially to perform his or her reasonably assigned duties with the Company (other than a failure resulting from the Participant's death or incapacity due to physical or mental illness or from the Participant's assignment of duties that would constitute "Good Reason" as hereinafter defined) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant has failed substantially to perform; or (ii) intentionally engaged in conduct that is demonstrably and materially injurious to the Company; provided, however, that no termination of the Participant's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Participant written notice setting forth that the Participant was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail and (y) the Participant shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Participant's counsel if the Participant so desires). Neither an act nor a failure to act, on the Participant's part, shall be considered "intentional" unless the Participant has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the Participant's action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Participant after the Participant has delivered to the Company a notice of termination of employment for Good Reason shall constitute Cause.

             (b) In the event a written employment agreement is in place between the Participant and the Company, the definition of "Cause" set forth in such employment agreement shall apply for all purposes of this Plan in lieu of the provisions of paragraph (a) above.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commission" shall mean the Securities and Exchange Commission.

         "Committee" shall mean the Compensation Committee of the Board.

         "Common Stock" shall mean the Common Stock of the Company and such other securities or property as may become the subject of options pursuant to an adjustment made under this Plan.

         "Company" shall mean, collectively, the Pacific Gulf Properties Inc. and its Subsidiaries.

         "Non-Employee and Outside" shall mean "non-employee" within the meaning of any applicable regulatory requirements, including Rule 16b-3, and "outside" within the meaning of Section 162(m) of the Code.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Fair Market Value", as of any date, shall mean the per share closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such day, or, if such day is not a trading day, on the last trading day preceding such date; provided, however, if the stock is not listed or admitted to trade on a national securities exchange, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for Plan purposes.

         "Good Reason"

             (a) Subject to paragraph (b) below, "Good Reason" shall mean the occurrence after a Change of Control of any of the events or conditions described in clauses (i) through (vii) hereof:

             (i) a change in Participant's status, position or responsibilities (including reporting responsibilities) that, in Participant's reasonable judgment, represents a substantial adverse change from his or her status, position or responsibilities as in effect at any time within 90 days preceding the date of a Change of Control or at any time thereafter; the assignment to Participant of any duties or responsibilities that, in Participant's reasonable judgment, are inconsistent with his or her status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change of Control or at any time thereafter; or any removal of Participant from or failure to reappoint or reelect Participant to any of such offices or positions held prior to the Change of Control, except in connection with the termination of Participant's employment for Total Disability, Cause, as a result of his or her death or by Participant other than for Good Reason;

             (ii) a reduction in Participant's base salary or any failure to pay Participant any compensation or benefits to which Participant is entitled within five days of notice from Participant of such non-payment;

             (iii) the Company's requiring Participant to be based at any place outside a 30-mile radius from Newport Beach, California, except for reasonably required travel on the Company's business that is not materially greater than such travel requirements prior to the Change of Control;

             (iv) the failure by the Company to provide Participant with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which Participant was participating at any time within ninety (90) days preceding the date of a Change of Control or at any time thereafter;

             (v) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty (60) days;

             (vi) any material breach by the Company of any provision of this Plan; or

             (vii) any purported termination of Participant's employment for Cause by the Company which does not comply with the requirements set forth in the definition of "Cause."

             (b) Any event or condition described in paragraph (a) above that occurs prior to a Change of Control but that the subject Participant reasonably demonstrates (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control, or (ii) otherwise arose in connection with, or in anticipation of, a Change of Control that actually occurs, shall constitute Good Reason for such Participant notwithstanding that it occurred prior to the Change of Control.

         "Incentive Stock Option" shall mean an option that is designated as an incentive stock option within the meaning of Section 422 of the Code and that contains such provisions as are necessary to comply with that section.

         "Nonqualified Stock Option" shall mean an option that is designated as a Nonqualified Stock Option and shall include any option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

         The term "option" shall mean an option to purchase Common Stock under this Plan. The Committee shall designate any option granted to a Participant as a Nonqualified Stock Option or an Incentive Stock Option.

         "Option Agreement" shall mean any writing setting forth the terms of an option grant under this Plan that has been authorized by the Committee.

         "Participant" shall mean an employee who has been granted an option under this Plan.

         "Personal Representative" shall mean the person or persons who, upon the Total Disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

         "Plan" shall mean this Long Term Stock Compensation Plan.

         "QDRO" shall mean a qualified domestic relations order as defined in
Section 414(p) of the Code or Title I, Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

         "Retirement" shall mean retirement from active service as an employee or officer of the Company on or after attaining age 65.

         "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

         "Total Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

         8.2 Other Definitions Provided in the Text.

             "Change of Control" - Appendix A

             "FFO per Share" - Section 6.6(b)

             "Performance Criteria" - Section 6.4

             "Plan Period" - Section 1.5

             "Shortened Final Year" - Section 6.9(b)

             "10% Shareholder" - Section 5.4(a)

             "Total Shareholder Return" - Section 6.7(a)

                                   APPENDIX A

                         DEFINITION OF CHANGE OF CONTROL

         For purposes of the Company's 1999 Long Term Stock Compensation Plan, a CHANGE OF CONTROL shall have the meaning set forth below. This definition intentionally differs from that used in executives' Change of Control Agreements with the Company.

         "CHANGE OF CONTROL" shall mean any of the following events or circumstances:

         (a) An acquisition (other than directly from the Company) of any voting securities (the "VOTING Securities") of the Company by any "PERSON" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), immediately after which such Person has "BENEFICIAL OWNERSHIP" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty five percent (35%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, Voting Securities that are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition that would cause a Change of Control. A "NON-CONTROL ACQUISITION" shall mean an acquisition of Voting Securities of the Company by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interests is owned directly or indirectly by the Company (a "Subsidiary"), (ii) the Company or any Subsidiary or (iii) any Person as a result of a "Non-Control Transaction" (as hereinafter defined).

         (b) The individuals who, as of July 1, 1999, are members of the Board (the "INCUMBENT BOARD"), cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially became a director on the Board as a result of either an actual or threatened "ELECTION CONTEST" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "PROXY CONTEST") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         (c) Approval by stockholders of the Company of:

             (i) A merger, consolidation or reorganization involving the Company, unless, after giving effect to such merger, consolidation or reorganization, all of the following criteria are met:

                 (A) the stockholders of the Company, as constituted immediately prior to such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "SURVIVING CORPORATION") in substantially the same proportion as their ownership of the Voting

             Securities of the Company immediately prior to such merger, consolidation or reorganization;

                 (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the entity whose Voting Securities are held directly by the former stockholders of the Company in satisfaction of the criterion set forth in Section (c)(i)(A) above; and

                 (C) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of thirty five percent (35%) or more of the then outstanding Voting Securities of the Company) owns, directly or indirectly, thirty five percent (35%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

         A merger, consolidation or reorganization meeting all of the criteria set forth in clauses (A) through (C) of this Section (c)(i) is herein referred to as a "NON-CONTROL TRANSACTION;"

             (ii) A complete liquidation or dissolution of the Company; or

             (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "SUBJECT PERSON") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition by the Company of its own Voting Securities which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition by the Company of its own Voting Securities, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional Voting Securities of the Company that increases the percentage of the then outstanding Voting Securities of the Company Beneficially Owned by the Subject Person, then a Change of Control shall be deemed to have occurred.

             (d) If an executive's employment is terminated prior to a Change of Control and such executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control (a "THIRD PARTY") or (ii) otherwise occurred in connection with, or in anticipation of, a Change of Control that actually occurs, then the date of a Change of Control with respect to such executive shall mean the date immediately prior to the date of such termination of such executive's employment.

                                      -2-